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                                                                    Exhibit 99.1


                                ASSET MANAGEMENT
                        DURABLE GENERAL POWER OF ATTORNEY


                  I, JAN W. BEEBE (sometimes herein referred to as "Principal"), of Jacksonville Beach, Florida, do hereby appoint EDWARD B. CLOUES, II, as my true and lawful Attorney-in-fact (hereinafter referred to as "my Agent"), for me and in my name and stead, to transact all my business and to manage all my property and affairs as completely as I might do if personally present, including but not limited to exercising the powers set forth below.

                  This power shall not be affected by the passage of time or by any subsequent disability or incapacity. All acts done by my Agent pursuant to this power, including acts performed during any period of disability or incapacity, shall have the same effect and enure to my benefit and bind me and my successors in interest as if I were competent and not disabled.

                  I hereby revoke all powers of attorney which I may have heretofore granted, except (i) limited powers authorizing any lawyer or certified public accountant to act on my behalf in any matter relating to federal taxes; (ii) limited powers over any bank, brokerage or mutual fund safe-deposit box; provided that in either case the power is signed by me on a form authorized or supplied by the Internal Revenue Service or the institution involved, as the case may be; and (iii) any advance directive for health care, or similar document.

                              MANAGEMENT OF ASSETS


         1. CASH ACCOUNTS - To collect and receive any money or similar assets to which I may be entitled; to deposit cash and checks in any of my accounts; to endorse for deposit, transfer or collection, in my name and for my account, any checks payable to my order;


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and to draw and sign checks for me and in my name on any accounts, including any accounts opened by my Agent in my name at any banking institution or elsewhere and to receive and apply the proceeds of such checks.

         2. SECURITIES - To take custody of my stocks, bonds and other investments of all kinds; to sell, surrender or exchange any such investments and to receive and apply the proceeds therefrom; to sign and deliver assignments, stock and bond powers and other documents required for any such sale, assignment, surrender or exchange; to purchase stocks bonds and other investments of any kind; to give instructions as to the registration thereof and the mailing of dividends and interest therefrom; to deposit bond coupons; to represent me at shareholders' meetings and vote proxies on my behalf; to buy, sell or exchange Treasury securities; and generally to handle and manage my investments.

         3. TANGIBLE PERSONAL PROPERTY - To buy or sell at public or private sale for cash or credit or by any other means whatsoever, or to acquire, lease, dispose of, repair, alter, store or manage my tangible personal property or any interest therein.

         4. REAL ESTATE AND COOPERATIVE APARTMENTS - To lease, sell, assign, release, convey, extinguish or mortgage any interest I may have in any real estate, or in any proprietary lease or any stock evidencing my ownership of any cooperative apartment, on such terms as my Agent deems advisable; to purchase or otherwise acquire any interest in or possession of real property or cooperative apartments and to accept all deeds for such property; and to manage, repair, improve, maintain, restore, build, subdivide or develop any such property.


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         5. SAFE-DEPOSIT BOXES - To have access to any and all safe-deposit boxes in my name; to add to or remove all or any part of the contents thereof; and to enter into or renew leases for such boxes or to surrender same.

         6. INSURANCE - To procure, change, carry or cancel insurance against any and all risks affecting property or persons against liability, damage or claims of any sort.

         7. BENEFIT PLANS - To apply for and receive any government, insurance and retirement benefits to which I may be entitled, including the right to act as my representative the Social Security Administration, and to exercise any right to elect benefits or payment options; to terminate, to change beneficiaries or ownership, to assign borrow or receive cash value in return for the surrender of any or all rights I may have in life insurance policies, plans or benefits, or in any retirement, profit-sharing and employee welfare plans and benefits; and or waive consent in connection with designation of beneficiaries and election or waiver of joint and survivor under any employee benefit plan, including spousal rights provided under the Retirement Equity Act of 1984 with respect to qualified pension and profit-sharing plans.

         8. TAXES - To represent me in all tax matters; to prepare, sign and file federal, state or local income, personal property, gift or other tax returns of all kinds, including, where appropriate, joint returns, FICA returns, payroll tax returns, claims for refunds, requests for extensions of time, protests or petitions to administrative agencies o courts regarding tax matters, and any and all other tax- elated documents, including, but not limited to, consents and agreements under Section 2032A of the Internal Revenue Code of 1986, as amended (hereinafter, the "Code"), or any successor section thereto and, where appropriate, consents to split gifts, closing agreements, extensions or waivers of the period of limitations and any power


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of attorney required by the Internal Revenue Service or any state or local taxing authority with respect to any tax year between the years 1950 and 2050; to pay taxes due and to collect and make such disposition of refunds as my Agent shall deem appropriate; to post bonds, receive confidential information and contest deficiencies determined by the Internal Revenue Service or any state or local taxing authority; to exercise any elections I may have under federal, state or local tax law, and generally to represent me or to obtain professional representation for me in all tax matters an proceedings of all kinds for all periods between the years 1950 and 2050 before all officers of the Internal Revenue Service and state and local authorities or in any court; and to engage, compensate and discharge lawyers, accountants and other tax and financial advisers and consultants to represent or assist me in connection with any and all tax matters involving or in any way related to me or any property in which I have any interest or for which I bear any responsibility.

         9. BORROWING - To borrow from any lender for my account on whatever terms and conditions my Agent deems advisable, including the right to borrow on any insurance policy for any purpose; to pledge any of my property as security for any loan; and to assign and deliver such policy as security without any obligation whatsoever on the part of such insurance company to determine the purpose for such loan or the application of the proceeds.

         10. OPERATION OF BUSINESS - To manage any business in which I have an interest for such time and in such manner as my Agent may deem advisable, including representing me at shareholders' meetings and voting proxies; to sell, liquidate, reorganize, incorporate or otherwise restructure any business or interest therein at such time and on such terms as my Agent deems advisable; and to enter into partnership agreements, shareholders'


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agreements or similar agreements or modifications thereof on such terms as my
Agent deems advisable.

         11. EMPLOYMENT OF OTHERS - To employ lawyers, investment counsel, accountants and other persons to render services for or to me or my estate and to pay such persons for their services.

         12. CLAIMS - To institute, prosecute, defend, compromise, settle or otherwise dispose of any claim relating to me or to any property of mine either alone or in conjunction with other persons, including any claim my Agent, after consultation with my attorney, deems appropriate for any injury sustained by me; to appear for me in any proceedings at law or in equity or otherwise before any tribunal for the enforcement or for the defense of any such claim; to obtain, discharge and substitute counsel and authorize appearance of such counsel to be entered for me in any such action or proceeding; to compromise or arbitrate any claim in which I may be in any manner interested and for that purpose to enter into agreements to compromise or to arbitrate, either through counsel or otherwise; and to carry out such compromise or arbitration and perform or enforce any award entered in arbitration.

         13. WAIVER OF PRIVILEGE - To waive any privilege, whether statutory or common law, against disclosures of information or communications that I am otherwise entitled to claim.

                           ESTATE PLANNING PROVISIONS


         14. LIMITED GIFTS - To make gifts, as limited hereafter, either outright or in trust or, in the case of minors, in accordance with the Uniform Transfers to Minors Act or any


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successor thereto and, in the case of gifts made in trust, to execute a deed of trust for such purpose designating one or more persons, including any Agent hereunder, as original or successor trustees, and to make additions to an existing trust. With respect to such gifts, the donees need not be treated equally or proportionately, one or more permissible donees may be excluded entirely, and the pattern followed on the occasion of any such gift or gifts need not be followed on the occasion of any other gift or gifts. Such gifts, however, shall be limited as to donees to my spouse, my issue and my spouse's issue (including any Agent hereunder if such Agent is a member of such class), and charitable organizations described in Section 501(c)(3) of the Code, or any successor provision of the Code. Any such gift to an individual shall be limited in amount to an aggregate value not in excess of, and shall be made in such manner as to qualify in its entirety as to such donee for, the annual exclusion from Federal Gift Tax allowed under Section 2503(b) of the Code, or any successor provision thereto, taking into account Section 2513(a) of the Code or any successor provision thereto.

         15. PAYMENT OF OTHERS' EDUCATIONAL AND MEDICAL EXPENSES. To pay directly to educational organizations and medical care providers educational and medical expenses on behalf of one or more of my issue and my spouse's issue (including any Agent hereunder if such Agent is a member of such class). Any such payment shall be made in such manner as to qualify in its entirety for the exclusion from Federal Gift Tax allowed under Section 2503(e) of the Code, or any successor provision thereto.

         16. CREATION OF TRUST - To create a trust for my benefit and to execute a deed therefor, designating one or more persons. including any Agent hereunder, as original or successors trustees and to transfer to the trust any or all property owned by me, provided that during my lifetime the income and principal of the trust shall either be distributable to me, or to


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my Agent or to the guardian of my estate to be applied for my benefit, and that upon my death, any remaining balance of principal or unexpended income of the trust shall be distributed to my estate. Furthermore, the deed of trust shall be amendable and revocable at any time and from time to time, in whole or in part, by me or by my Agent, provided that any such amendment made by my Agent shall not include any provision which could not have been included in the original deed.

         17. ADDITIONS TO AN EXISTING TRUST BENEFITING ME - To add, at any time or times, any or all of the property owned by me to any trust in existence for my benefit when this power was created, provided that during my lifetime the income and principal of the trust shall either be distributable to me, or to my Agent or to the guardian of my estate to be applied for my benefit, and further provided that upon my death, any remaining principal and unexpended income of the trust shall be distributed to my estate or, if my Will so provides, the residue of my estate shall be distributed to such trust.

         18. CLAIM OF ELECTIVE SHARE OF THE ESTATE OF MY DECEASED SPOUSE - To elect to take against the Will and conveyances of my deceased spouse, if appropriate, and to disclaim any interest in property which I am required to disclaim as a result of such election; to retain any property which I have the right to elect to retain; to file petitions pertaining to the election, including petitions to extend the time for electing and petitions for orders, decrees and judgments; and to take all other actions which my Agent deems appropriate in order to effectuate the election. Notwithstanding the foregoing, if I am then incompetent, the election shall be made only upon approval of the court having jurisdiction over my estate, if I have been formally adjudicated an incompetent, or upon approval of the court having jurisdiction


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over my deceased spouse's estate, if I am an incompetent but have not been adjudicated such, in either case after a finding by such court that the exercise of such right of election is advisable.

         19. RELEASE OR DISCLAIMER OF INTERESTS - To release, renounce or disclaim, in whole or in part, on my behalf any interest in property, without need of court approval.

         20. RENUNCIATION OR RESIGNATION OF FIDUCIARY AND OTHER POSITIONS - To renounce any fiduciary position to which I have been appointed, including the custodianship of any property held for the benefit of a minor; to resign any fiduciary position in which I may be serving and either file an accounting with a court of competent jurisdiction or settle on receipt and release or other informal method as my Agent deems advisable; to renounce or resign from any position as an officer or director of any corporation, association, or political or governmental body; and to waive or release any fees or commissions to which I may be entitled with respect to any such position.

         21. POWER TO WITHDRAW - To demand, withdraw and receive the income or corpus of any trust over which I have the power to make withdrawals and to request and receive the income or corpus of any trust with respect to which the trustee thereof has the discretionary power to make distributions to me or on my behalf, as my Agent deems appropriate in light of my needs and my overall estate planning; and to execute a receipt and release or similar document for any property so received.

         22. FUNERAL ARRANGEMENTS - To make advance arrangements for my funeral and burial, including the purchase of a burial plot and marker, and such other related


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arrangements as my Agent deems advisable. I will seek to communicate my wishes with respect to these matters and my Agent should rely upon such communications.

                               GENERAL PROVISIONS


         23. EXECUTE DOCUMENTS, ENTER INTO CONTRACTS, AND PAY COMPENSATION OR COSTS IN IMPLEMENTING THE ABOVE POWERS - My Agent is authorized to sign, execute, deliver, and make declarations in any contracts or other documents may be necessary, desirable, convenient or proper in order to exercise any of the powers granted and to pay reasonable compensation or costs in the exercise of any such powers.

         24. THIRD- PARTY RELIANCE - For the purposes of inducing any bank, broker, custodian, insurer, lender, transfer agent, taxing authority, governmental agency or other party to act in accordance with the powers granted in this document, I hereby represent, warrant and agree that:

                  A. The powers conferred on my Agent by this document shall be exercisable by him alone, without need for court approval (except where expressly required), and his signature or acts under the authority granted in this document shall be accepted by third parties as fully authorized by me and with the same force and effect as if I were personally present, competent and acting on my own behalf.

                  B. All such actions of my Agent shall bind me and my heirs, distributees, legal representatives, successors and assigns, and for the purpose of inducing anyone to act in accordance with the powers I have granted herein, I hereby represent, warrant and agree that if this Power of Attorney is revoked or terminated for any reason, I and my heirs, distributees, legal


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representatives, successors and assigns will hold such party or parties harmless from any loss suffered or liability incurred by such party or parties while acting in accordance with this power prior to that party's receipt of written notice of revocation by me or by a guardian of my estate or that party's actual knowledge of termination of such power by reason of my death.

                  C. No person who acts in reliance upon any representation my Agent may make regarding the scope of authority granted under this document shall incur any liability to me, my estate, my heirs, successors or assigns for permitting my Agent to exercise any such power, nor shall any person who deals with my Agent be required to determine or ensure the proper application of funds or property.

                  D. My Agent shall have the right to seek appropriate court orders mandating acts which he deems appropriate if a third party refuses to comply with actions taken by him which are authorized by this document, or to enjoin acts by third parties which he has not authorized. In addition, he may bring legal action against any third party who fails to comply with actions I have authorized him to take and demand damages, including punitive damages, on my behalf for such noncompliance.

         25. NOMINATION OF GUARDIAN - My Agent is authorized to nominate a guardian or guardians of my estate (including any Agent hereunder) for consideration by a court if incompetency proceedings for my estate are hereafter commenced. If my Agent fails or ceases to serve in any jurisdiction, my Agent is authorized to nominate a guardian of my estate in such jurisdiction. Notwithstanding the foregoing, my Agent may oppose the appointment of any such guardian if he believes that such appointment would not increase the quality of services already afforded by this Power of Attorney.


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         26. APPOINTMENT OF SUCCESSOR - To the extent not otherwise effectually provided in the introductory paragraph to this Power of Attorney, my Agent and any successors thereto shall have the power to appoint a successor or successors. Any such appointment may be changed by the person or persons making the same before it takes effect, need not take effect immediately, and may be contingent upon the occurrence or nonoccurrence of any event.

         27. APPOINTMENT OF ANCILLARY AGENTS - If at any time my Agent deems it necessary or desirable in his discretion to appoint one or more ancillary Agents to act on my behalf in any other jurisdiction or jurisdictions, my Agent may appoint one or more such ancillary Agents. In making any such appointment my Agent may sign, execute, deliver, acknowledge and make declarations in any documents (including living wills, health care declarations or similar documents) as may be necessary, desirable, convenient or proper in order to effectuate any such ancillary appointment, and he may grant to any ancillary Agent any or all of the powers, duties and authorities granted him hereunder, but may not grant to any such ancillary Agent powers which are inconsistent with those powers granted to my Agent hereunder.

         28. FLORIDA LAW GOVERNS - Questions pertaining to the validity, construction and powers created under this instrument shall be determined in accordance with the laws of Florida.


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                  IN WITNESS WHEREOF, and intending to be legally bound hereby,
I have signed this Power of Attorney this 28th day of June, 2001.

Witnesses:


         /s/ Theodore Glasser                        /s/ Jan W. Beebe     (SEAL)
------------------------------------        ------------------------------------
Signature                                   Jan W. Beebe
                                            1221 First Street South
                                            Unit 5A
Address:                                    Jacksonville Beach, FL  32250
         --------------------------
                                            Social Security No.:
         --------------------------                               --------------

         /s/ Kevin Bowen
------------------------------------
Signature

Address:
         --------------------------

         --------------------------


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                                     ACKNOWLEDGMENT FOR PRINCIPAL'S SIGNATURE


STATE OF FLORIDA                    :
                                    :ss
COUNTY OF          Dade             :

                  On this 28th day of June, 2001, personally appeared before me, Notary Public in and for the said County and State, the above-named JAN W. BEEBE, who acknowledged the foregoing Power of Attorney to be her act and deed and desires the same might be recorded as such according to law.

                  WITNESS my hand and Notarial Seal the day and year aforesaid.

                                        /s/ Bonnie L. Hood
                                        -----------------------------------
                                                Notary Public

                                        My Commission Expires:


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